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                                                                    Exhibit 23.3

                      ACKNOWLEDGEMENT OF ERNST & YOUNG LLP

October 5, 2004

The Board of Directors
F.N.B. Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of F.N.B. Corporation for the registration of 204,669 shares of its common stock of our reports dated May 7, 2004 and August 9, 2004 relating to the unaudited consolidated interim financial statements of F.N.B. Corporation that are included in its Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania